Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Third Quarter Results

Overland Park, KS, October 27, 2020 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported third quarter 2020 net income1 of $30.5 million, or $0.48 per diluted share, compared to net income of $24.8 million, or $0.38 per diluted share, during the prior quarter and net income of $33.1 million, or $0.46 per diluted share, during the third quarter of 2019. The third quarter of 2019 included $3.1 million in severance expense related to the outsourcing of our transfer agency transactional processing operations. Excluding the severance expense, adjusted net income for the third quarter of 2019 was $35.4 million and adjusted net income per diluted share was $0.492.

Highlights

•	Strong financial performance, with 11.5% increase in revenues compared to the prior quarter due to higher average assets benefiting both Investment Management revenues and Wealth Management Advisory revenues
•	Continued execution of strategic initiatives in Asset Management, with average Assets Under Management (AUM) up 10% compared to the prior quarter
o	Both sales and redemptions improved vs. the same quarter in 2019, particularly in institutional and unaffiliated
o	Continued progress in strategic pricing evaluation, with 75% of AUM at or better than competitor median fees
•	Successful quarter for Wealth Management recruiting and asset growth
o	Net new Assets Under Administration[3] (AUA) continue to improve, and net new Advisory AUA were positive for the 7th consecutive quarter
o	Since January 1, 2020, 32 advisors have affiliated with Waddell & Reed with combined prior firm AUA totaling over $1.9 billion
o	$474 thousand average trailing 12-month productivity per Advisor for the third quarter of 2020 improved 2% and 12% compared to the prior quarter and the third quarter of 2019, respectively
•	Robust balance sheet continued to support investment in strategic growth and meaningful capital return
o	$744.6 million in cash and investments at the end of the third quarter of 2020[4]
o	$56.3 million was returned to shareholders in the third quarter of 2020, including $40.1 million of share repurchases
•	Hired two executives focused on strategic growth – one to lead the technology teams dedicated to leveraging technology as a strategic asset across the organization, and one to develop and lead strategies in support of best-in-class client and advisor experience, processes and procedures

Philip J. Sanders, Chief Executive Officer of Waddell & Reed Financial, Inc. shared, “I am pleased with the progress in transforming our wealth management business this quarter with continued recruiting success, growth in advisory assets and further advancement of our technologies.  At the same time, flows within our asset management business improved compared to the prior year, and our teams are seeing solid engagement across our distribution network.”  Mr. Sanders continued, “While the operating environment remains challenging, we are as focused as ever on partnering with clients to help them realize their long-term financial goals through superior investment performance, advice and client service.”

1 Net income represents net income attributable to Waddell & Reed Financial, Inc.

2 See Non-GAAP Financial Measures section and Reconciliation of GAAP to Non-GAAP Financial Measures table

3 Net new advisory AUA are calculated as total client deposits and net transfers less client withdrawals. Client deposits include dividends and interest.

4 Excluding restricted cash

Consolidated Financial Results	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2020	2020	2019	2020	2019
GAAP basis (in thousands, except per share data):
Revenue	$267,670	$240,034	$270,680	$771,437	$800,244
Operating expenses	$230,035	$216,407	$230,656	$670,784	$683,417
Operating income	$37,635	$23,627	$40,024	$100,653	$116,827
Operating margin	14.1%	9.8%	14.8%	13.0%	14.6%
Controllable expenses[1]	$101,352	$102,034	$104,516	$300,516	$312,505
Net income	$30,523	$24,824	$33,054	$77,333	$99,056
Net income per share, basic and diluted	$0.48	$0.38	$0.46	$1.18	$1.33
As adjusted[2] (in thousands, except per share data)
Revenue	$267,670	$240,034	$270,680	$771,437	$800,244
Operating expenses	$230,035	$216,407	$227,575	$670,784	$680,336
Operating income	$37,635	$23,627	$43,105	$100,653	$119,908
Operating margin	14.1%	9.8%	15.9%	13.0%	15.0%
Controllable expenses	$101,352	$102,034	$101,435	$300,516	$309,424
Net income	$30,523	$24,824	$35,396	$77,333	$101,398
Net income per share, basic and diluted	$0.48	$0.38	$0.49	$1.18	$1.36
Assets under management (in millions)	$67,869	$64,966	$68,782	$67,869	$68,782
Average assets under management (in millions)	$67,946	$61,718	$70,527	$65,272	$70,667
Assets under administration (in millions)	$62,694	$58,991	$57,113	$62,694	$57,113
Average assets under administration (in millions)	$61,400	$55,181	$57,411	$58,583	$55,770

Financial Summary

Revenues totaled $267.7 million for the quarter, an increase of $27.6 million, compared to the prior quarter and a decrease of $3.0 million compared to the third quarter of 2019. Operating expenses for the quarter of $230.0 million increased $13.6 million compared to the second quarter of 2020 and decreased $0.6 million compared to the third quarter of 2019. Adjusted operating expenses2 increased $2.5 million compared to the third quarter of 2019. The operating margin was 14.1% during the current quarter, compared to 9.8% and 14.8% during the prior quarter and the third quarter of 2019, respectively. The adjusted operating margin2 was 15.9% during the third quarter of 2019.

AUM ended the quarter at $67.9 billion, an increase of 4% compared to the prior quarter primarily due to market appreciation and a decrease of 1% compared to the third quarter of 2019. Average AUM were $67.9 billion during the current quarter, compared to $61.7 billion during the prior quarter and $70.5 billion during the third quarter of 2019. Net outflows of $1.8 billion during the current quarter were higher compared to net outflows of $1.4 billion in the prior quarter and were lower compared to net outflows of $2.7 billion in the third quarter of 2019. Sales of $1.8 billion during the current quarter decreased 17% compared to the prior quarter and increased 2% compared to the third quarter of 2019. Redemptions were slightly better compared to the prior quarter and were 19% better compared to the third quarter of 2019.

Wealth management AUA ended the quarter at $62.7 billion, an increase of 6% and 10%, compared to the second quarter of 2020 and the third quarter of 2019, respectively. Average AUA were $61.4 billion during the current quarter, compared to $55.2 billion during the prior quarter and $57.4 billion during the third quarter of 2019. Net new advisory

AUA was $437.3 million, as advisory products continue to drive the majority of new sales. Non-advisory asset flows continue to be negative, experiencing an increase in outflows compared to the prior quarter and reduced outflows compared to the same quarter in 2019.

1 Controllable expenses defined as compensation and benefits, general and administrative, occupancy, technology, and marketing and advertising costs

2 See Non-GAAP Financial Measures section and Reconciliation of GAAP to Non-GAAP Financial Measures table

Revenues Analysis

Investment management fees increased $10.8 million, or 11%, compared to the second quarter of 2020 due to a 10% increase in average AUM and one additional day in the quarter partially offset by additional money market fee waivers. The effective management fee rate for the current quarter was 62.4 basis points remaining consistent with the prior quarter’s rate. Compared to the third quarter of 2019, investment management fees declined $5.2 million, or 5%, primarily due to lower average AUM and a lower effective management fee rate due to targeted fee reductions made in previous periods and money market fee waivers.

Underwriting and distribution fees increased $15.8 million, or 13%, compared to the prior quarter due to higher advisory fees and higher service and distribution fees due to higher asset levels. In addition, sales commissions were $2.7 million higher compared to the prior quarter as a result of increased sales activity across insurance product lines. Compared to the same quarter in 2019, underwriting and distribution fees increased $3.7 million, or 3%, due to increased advisory fees from higher asset levels, partially offset by lower sales commissions and lower service and distribution fees from lower asset levels.

Shareholder service fees increased $1.0 million, or 5%, compared to the second quarter of 2020 primarily due to an increase in average assets and one additional day in the quarter. Compared to the third quarter of 2019, shareholder service fees declined $1.5 million, or 6%, due to a decrease in average assets and fewer accounts. There was also a reduction in fund reimbursement revenues related to the outsourcing of our transfer agency transactional processing operations which was offset by lower costs.

Operating Expenses Analysis

Controllable expenses decreased $0.7 million and $3.2 million compared to the prior quarter and the third quarter of 2019, respectively as investment in targeted growth areas of our strategy continue.

Distribution expenses increased $14.3 million, or 13%, compared to the prior quarter and increased $4.8 million, or 4%, compared to the third quarter of 2019 as a result of the increase in underwriting and distribution revenue. The expense increase compared to the third quarter of 2019 was larger than the revenue increase primarily due to an increase in the average advisor payout rate from continued increases in production.

Compensation and benefits expense increased $0.6 million, or 1%, compared to the prior quarter primarily due to an increase in base salaries and benefits expense due to an increase in headcount. These increases were partially offset by mark-to-market adjustments on equity-based compensation. Compared to the third quarter of 2019, compensation and benefits expense decreased $2.6 million, or 4%, due to severance paid related to the outsourcing of our transfer agency transactional processing operations in the third quarter of 2019, lower costs from reduced headcount and lower equity-based compensation. These decreases were partially offset by mark-to-market adjustments on deferred compensation plans.

General and administrative expenses decreased $1.4 million, or 7%, compared to the second quarter of 2020 primarily due to lower meeting costs. Compared to the same quarter in 2019, general and administrative expenses increased $2.5 million, or 15%, due to a shift of our transfer agency transactional processing operations costs from technology expenses to general and administrative expenses as a result of outsourcing and increased strategic project spending, partially offset by lower travel and meetings costs.

Technology costs were consistent with the prior quarter as higher software costs for new technologies were offset by lower technology consulting costs. Technology costs decreased $0.8 million, or 5%, compared to the third quarter of 2019 as costs related to the transfer agency transactional processing operations outsourcing were shifted to general and administrative expenses. This decrease was partially offset by increased consulting and software costs for new technologies.

Occupancy expenses decreased $0.1 million, or 3%, compared to the prior quarter and decreased $1.5 million, or 27%, compared to the third quarter of 2019. For both comparative periods, occupancy costs decreased as a result of the planned transition out of corporate field offices in our wealth manager.

Marketing and advertising expenses increased slightly compared to the prior quarter and decreased $0.8 million, or 36%, compared to the third quarter of 2019 primarily due to lower sponsorship fees in connection with the shift to virtual industry conferences.

Depreciation expense declined slightly compared to the prior quarter and declined $1.8 million, or 38%, compared to the third quarter of 2019 due to capitalized software development assets becoming fully depreciated.

Investment and Other Income

Investment and other income decreased $9.7 million compared to the prior quarter due to lower unrealized gains, net of hedging activity, on the seed and corporate investment portfolios and an increase in pension expense as a result of the pension plan liquidation in the third quarter of 2020. Compared to the third quarter of 2019, investment and other income increased slightly as higher unrealized gains, net of hedging activity, on the seed and corporate investment portfolio were offset by an increase in pension expense due to the plan liquidation and a decline in interest income for the corporate investment portfolio.

The effective tax rate was 24.8% and was consistent with the prior quarter’s rate of 25.3%. Compared to the third quarter of 2019, the rate increased slightly, primarily due to increased state taxes as a result of additional filings in the current quarter.

AUM

(in millions)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
	2020	2020	2019	Change	%	Change	%
Unaffiliated[1]
Beginning assets	$23,724	$20,244	$27,545	$3,480	17%	$(3,821)	(14)%
Sales[2]	1,127	1,490	999	(363)	(24)%	128	13%
Redemptions	(1,977)	(2,179)	(2,684)	202	9%	707	26%
Net exchanges	239	205	334	34	17%	(95)	(28)%
Net Flows	(611)	(484)	(1,351)	(127)	(26)%	740	55%
Market action	1,755	3,964	(337)	(2,209)	(56)%	2,092	621%
Ending assets	$24,868	$23,724	$25,857	$1,144	5%	$(989)	(4)%
Annualized organic growth rate	(10.3)%	(9.6)%	(19.6)%
Annualized redemption rate[3]	32.3%	39.9%	40.9%
Institutional
Beginning assets	$2,997	$2,427	$3,887	$570	23%	$(890)	(23)%
Sales[2]	59	52	49	7	13%	10	20%
Redemptions	(165)	(202)	(230)	37	18%	65	28%
Net exchanges	—	22	—	(22)	NM	—	NM %
Net Flows	(106)	(128)	(181)	22	17%	75	41%
Market action	297	698	(29)	(401)	(57)%	326	1,124%
Ending assets	$3,188	$2,997	$3,677	$191	6%	$(489)	(13)%
Annualized organic growth rate	(14.1)%	(21.1)%	(18.6)%
Annualized redemption rate[3]	20.5%	28.6%	23.9%
Wealth Management
Beginning assets	$38,245	$33,339	$40,444	$4,906	15%	$(2,199)	(5)%
Sales[2]	634	649	744	(15)	(2)%	(110)	(15)%
Redemptions	(1,488)	(1,259)	(1,542)	(229)	(18)%	54	4%
Net exchanges	(239)	(227)	(334)	(12)	(5)%	95	28%
Net Flows	(1,093)	(837)	(1,132)	(256)	(31)%	39	3%
Market action	2,661	5,743	(64)	(3,082)	(54)%	2,725	4,258%
Ending assets	$39,813	$38,245	$39,248	$1,568	4%	$565	1%
Annualized organic growth rate	(11.4)%	(10.0)%	(11.2)%
Annualized redemption rate[3]	13.1%	11.6%	13.4%
Consolidated Total
Beginning assets	$64,966	$56,010	$71,876	$8,956	16%	$(6,910)	(10)%
Sales[2]	1,820	2,191	1,792	(371)	(17)%	28	2%
Redemptions	(3,630)	(3,640)	(4,456)	10	—%	826	19%
Net exchanges	—	—	—	—	—	—	—
Net Flows	(1,810)	(1,449)	(2,664)	(361)	(25)%	854	32%
Market action	4,713	10,405	(430)	(5,692)	(55)%	5,143	1,196%
Ending assets	$67,869	$64,966	$68,782	$2,903	4%	$(913)	(1)%
Annualized organic growth rate	(11.1)%	(10.3)%	(14.8)%
Annualized redemption rate[3]	20.5%	22.6%	24.3%

1 Unaffiliated includes National channel (home office and wholesale), Defined Contribution Investment Only, Registered Investment Advisor and Variable Annuity.

2 Sales consist of gross sales and includes net reinvested dividends, capital gains and investment income.

3 Excludes Money Market.

MorningStar Fund Rankings[1]	1 Year	3 Years	5 Years
Funds ranked in top half	49%	49%	39%
Assets ranked in top half	43%	52%	47%

MorningStar Ratings[1]	Overall	3 Years	5 Years
Funds with 4/5 stars	26%	28%	19%
Assets with 4/5 stars	40%	42%	35%

[1]	Based on class I share, which reflects the largest concentration of sales and assets.

	Three Months Ended
Wealth Management	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
(in millions)	2020	2020	2019	Change	%	Change	%
AUA
Ending advisory AUA	$29,330	$27,155	$25,107	$2,175	8%	$4,223	17%
Ending non-advisory AUA	33,364	31,836	32,006	1,528	5%	1,358	4%
Ending total AUA	62,694	58,991	57,113	3,703	6%	5,581	10%

Average advisory AUA [1]	$28,502	$25,030	$24,921	$3,472	14%	$3,581	14%
Average non-advisory AUA [1]	32,898	30,151	32,490	2,747	9%	408	1%
Average AUA [1]	61,400	55,181	57,411	6,219	11%	3,989	7%

Net new advisory AUA [2]	$437	$189	$328	$248	131%	$109	33%
Net new non-advisory AUA [2,3]	(475)	(346)	(720)	(129)	(37)%	245	34%
Total net new AUA [2,3]	(38)	(157)	(392)	119	76%	354	90%

Annualized advisory AUA growth [4]	6.4%	3.3%	5.3%
Annualized AUA growth [4]	(0.3)%	(1.2)%	(2.7)%

Advisors and advisor associates	1,313	1,317	1,344	(4)	—%	(31)	(2)%
Avg. trailing 12-month revenue per advisor [5] (in thousands)	$474	$464	$422	$10	2%	$52	12%

[1]	Average AUA are calculated as the average of the beginning of month AUA during each reporting period.
[2]	Net new AUA are calculated as total client deposits and net transfers less client withdrawals. Client deposits include dividends and interest.
[3]	Excludes activity related to products held outside of our wealth management platform. These assets represent less than 10% of total AUA.
[4]	Annualized growth is calculated as annualized quarterly net new AUA divided by beginning AUA.
[5]	Production per Advisor is calculated as trailing 12- month Total underwriting and distribution fees less “other” underwriting and distribution fees divided by the average number of advisors. “Other” underwriting and distribution fees predominantly includes fees paid by advisors for programs and services.

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Three Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Prior Qtr.		Year-over-Year Qtr.
	2020	2020	2019	Change	%	Change	%
Revenues:
Investment management fees	$106,617	$95,824	$111,806	$10,793	11%	$(5,189)	(5)%
Underwriting and distribution fees	139,456	123,633	135,787	15,823	13%	3,669	3%
Shareholder service fees	21,597	20,577	23,087	1,020	5%	(1,490)	(6)%
Total	267,670	240,034	270,680	27,636	12%	(3,010)	(1)%
Operating expenses:
Distribution[1]	122,195	107,876	117,425	14,319	13%	4,770	4%
Compensation and benefits (including share-based compensation of $11,080, $12,532 and $11,580, respectively)	62,416	61,863	64,999	553	1%	(2,583)	(4)%
General and administrative	19,156	20,524	16,680	(1,368)	(7)%	2,476	15%
Technology	14,250	14,237	15,019	13	0%	(769)	(5)%
Occupancy	4,160	4,291	5,684	(131)	(3)%	(1,524)	(27)%
Marketing and advertising	1,370	1,119	2,134	251	22%	(764)	(36)%
Depreciation	2,998	3,209	4,833	(211)	(7)%	(1,835)	(38)%
Subadvisory fees	3,490	3,288	3,882	202	6%	(392)	(10)%
Total	230,035	216,407	230,656	13,628	6%	(621)	—%
Operating income	37,635	23,627	40,024	14,008	59%	(2,389)	(6)%
Investment and other income	5,449	15,148	5,212	(9,699)	(64)%	237	5%
Interest expense	(1,542)	(1,539)	(1,562)	(3)	—%	20	1%
Income before provision for income taxes	41,542	37,236	43,674	4,306	12%	(2,132)	(5)%
Provision for income taxes	10,296	9,412	10,175	884	9%	121	1%
Net income	31,246	27,824	33,499	3,422	12%	(2,253)	(7)%
Net income attributable to redeemable noncontrolling interests	723	3,000	445	(2,277)	(76)%	278	62%
Net income attributable to Waddell & Reed Financial, Inc.	$30,523	$24,824	$33,054	$5,699	23%	$(2,531)	(8)%
Net income per share, basic and diluted:	$0.48	$0.38	$0.46
Weighted average shares outstanding - basic and diluted	64,240	65,488	72,387
Operating margin	14.1%	9.8%	14.8%

[1]Distribution expense
Unaffiliated	22,733	20,587	24,068
Wealth Management	99,462	87,289	93,357
	$122,195	$107,876	$117,425

Unaudited Consolidated Statements of Income

(in thousands, except per share data and margin)

	Nine Months Ended
	Sep. 30,	Sep. 30,
	2020	2019	Change	%
Revenues:
Investment management fees	$307,660	$334,438	$(26,778)	(8)%
Underwriting and distribution fees	400,032	395,527	4,505	1%
Shareholder service fees	63,745	70,279	(6,534)	(9)%
Total	771,437	800,244	(28,807)	(4)%
Operating expenses:
Distribution[1]	350,104	343,696	6,408	2%
Compensation and benefits (including share-based compensation of $33,595 and $35,471, respectively)	182,704	191,718	(9,014)	(5)%
General and administrative	58,278	47,421	10,857	23%
Technology	41,989	47,769	(5,780)	(12)%
Occupancy	13,160	19,100	(5,940)	(31)%
Marketing and advertising	4,385	6,497	(2,112)	(33)%
Depreciation	9,720	16,062	(6,342)	(39)%
Subadvisory fees	10,444	11,154	(710)	(6)%
Total	670,784	683,417	(12,633)	(2)%
Operating income	100,653	116,827	(16,174)	(14)%
Investment and other income	12,852	23,690	(10,838)	(46)%
Interest expense	(4,630)	(4,662)	32	1%
Income before provision for income taxes	108,875	135,855	(26,980)	(20)%
Provision for income taxes	29,341	35,036	(5,695)	(16)%
Net income	79,534	100,819	(21,285)	(21)%
Net income attributable to redeemable noncontrolling interests	2,201	1,763	438	25%
Net income attributable to Waddell & Reed Financial, Inc.	$77,333	$99,056	$(21,723)	(22)%
Net income per share, basic and diluted:	$1.18	$1.33
Weighted average shares outstanding - basic and diluted	65,795	74,446
Operating margin	13.0%	14.6%

[1]Distribution expense
Unaffiliated	66,944	73,326
Wealth Management	283,160	270,370
	$350,104	$343,696

Underwriting and distribution fees

(in thousands)

	For the three months ended Sep. 30, 2020
	Unaffiliated	Wealth Management	Total
Advisory fees	$—	$82,591	$82,591
Service and distribution fees	14,623	15,305	29,928
Sales commissions	223	17,847	18,070
Other revenues	82	8,785	8,867
Total underwriting and distribution fees	$14,928	$124,528	$139,456

	For the three months ended Jun. 30, 2020
	Unaffiliated	Wealth Management	Total
Advisory fees	$—	$72,534	$72,534
Service and distribution fees	13,670	13,600	27,270
Sales commissions	373	15,034	15,407
Other revenues	91	8,331	8,422
Total underwriting and distribution fees	$14,134	$109,499	$123,633

	For the three months ended Sep. 30, 2019
	Unaffiliated	Wealth Management	Total
Advisory fees	$—	$73,356	$73,356
Service and distribution fees	16,286	16,143	32,429
Sales commissions	364	20,544	20,908
Other revenues	67	9,027	9,094
Total underwriting and distribution fees	$16,717	$119,070	$135,787

	For the nine months ended Sep. 30, 2020
	Unaffiliated	Wealth Management	Total
Advisory fees	$—	$232,243	$232,243
Service and distribution fees	43,569	43,494	87,063
Sales commissions	1,047	53,538	54,585
Other revenues	308	25,833	26,141
Total underwriting and distribution fees	$44,924	$355,108	$400,032

	For the nine months ended Sep. 30, 2019
	Unaffiliated	Wealth Management	Total
Advisory fees	$—	$208,806	$208,806
Service and distribution fees	49,366	47,589	96,955
Sales commissions	1,300	60,959	62,259
Other revenues	242	27,265	27,507
Total underwriting and distribution fees	$50,908	$344,619	$395,527

Unaudited Condensed Balance Sheet

(in thousands)

	Sep. 30,	Dec. 31,
	2020	2019
Assets
Cash & cash equivalents (unrestricted)	$165,259	$151,815
Investment securities	579,344	688,346
Other assets	207,745	245,572
Property and equipment, net	27,213	34,726
Goodwill and intangible assets	145,869	145,869
Total assets	$1,125,430	$1,266,328
Liabilities, redeemable noncontrolling interests and equity
Short-term notes payable	$94,980	$—
Long-term debt	—	94,926
Other liabilities	282,939	343,300
Redeemable noncontrolling interests	—	19,205
Total stockholders’ equity	747,511	808,897
Liabilities, redeemable noncontrolling interests and equity	$1,125,430	$1,266,328
Shares outstanding	62,548	68,847

Unaudited Condensed Cash Flow

(in thousands)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2020	2020	2019	2020	2019
Cash provided by (used in):
Operating activities	$63,222	$(526)	$61,084	$91,972	$84,231
Investing activities	18,084	20,430	(14,173)	66,208	(18,160)
Financing activities	(55,634)	(32,123)	(58,591)	(157,128)	(171,709)
Net change during period	$25,672	$(12,219)	$(11,680)	$1,052	$(105,638)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
(in thousands, except number of shares)	2020	2020	2019	2020	2019
Shares repurchased
Number of shares	2,617,108	1,468,367	2,480,019	7,892,913	6,849,238
Total cost	$40,052	$18,061	$40,715	$112,052	$116,677
Dividend paid
Rate per share	$0.25	$0.25	$0.25	$0.75	$0.75
Total paid	$16,292	$16,528	$18,372	$49,939	$56,560
Capital returned to stockholders	$56,344	$34,589	$59,087	$161,991	$173,237

Non-GAAP Financial Measures

“Adjusted net income attributable to Waddell & Reed Financial, Inc.,” “adjusted net income per share, basic and diluted,” “adjusted controllable expenses,” “adjusted operating expenses,” and “adjusted operating margin” are non-GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (GAAP). We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding charges and gains that are not indicative of our core operating results, and allow management and investors to better evaluate our performance between periods and compared to other companies in our industry.

These non-GAAP financial measures should not be considered a substitute for financial measures presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance.

A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is included in the table below.

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2020	2020	2019	2020	2019
Net income attributable to Waddell & Reed Financial, Inc. (GAAP)	$30,523	$24,824	$33,054	$77,333	$99,056
Adjustments
Severance	—	—	3,081	—	3,081
Tax effect of adjustments	—	—	(739)	—	(739)
Adjusted net income attributable to Waddell & Reed Financial, Inc. (non-GAAP)	$30,523	$24,824	$35,396	$77,333	$101,398

Weighted average shares outstanding - basic and diluted	64,240	65,488	72,387	65,795	74,446
Adjusted net income per share, basic and diluted (non-GAAP):	$0.48	$0.38	$0.49	$1.18	$1.36

Controllable expenses (GAAP)	$101,352	$102,034	$104,516	$300,516	$312,505
Adjustments
Severance	—	—	(3,081)	—	(3,081)
Adjusted controllable expenses (non-GAAP)	101,352	102,034	101,435	300,516	309,424

Operating expenses (GAAP)	$230,035	$216,407	$230,656	$670,784	$683,417
Adjustments
Severance	—	—	(3,081)	—	(3,081)
Adjusted operating expenses (non-GAAP)	230,035	216,407	227,575	670,784	680,336

Operating income (GAAP)	$37,635	$23,627	$40,024	$100,653	$116,827
Adjustments
Severance	—	—	3,081	—	3,081
Adjusted operating income (non-GAAP)	$37,635	$23,627	$43,105	$100,653	$119,908

Operating revenue	$267,670	$240,034	$270,680	$771,437	$800,244
Operating margin (GAAP)	14.1%	9.8%	14.8%	13.0%	14.6%
Adjusted operating margin (non-GAAP)	14.1%	9.8%	15.9%	13.0%	15.0%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today at 10:00 a.m. Eastern. During this call, Philip J. Sanders, CEO, will review our quarterly results. Live access to the teleconference will be available on the “Investor Relations” section of our Web site at ir.waddell.com. A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web Site Resources

We invite you to visit the Investor Relations section of our Web site at ir.waddell.com. Under the “Investor Information” tab you will find a link to presentations as well as to data tables, which include supplemental information schedules.

Contacts

Investor Contact:

Mike Daley, Vice President, Chief Accounting Officer & Investor Relations, (913) 236-1795, mdaley1@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyinvestments.com.

Past performance is no guarantee of future results. Please invest carefully.

About the Company

Through its subsidiaries, Waddell & Reed Financial, Inc. has provided investment management and wealth management services to clients throughout the United States since 1937. Today, we distribute our investment products through the unaffiliated channel under the IVY INVESTMENTS® brand (encompassing broker/dealer, retirement, and registered investment advisors), our wealth management channel (through independent financial advisors associated with WADDELL & REED, INC.), and our institutional channel (including defined benefit plans, pension plans, endowments and subadvisory relationships).  For more information, visit ir.waddell.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general. These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management and assets under administration, distribution sources, expense levels, redemption rates, stock repurchases and the financial markets and other conditions. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected. Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019, which include, without limitation:

•	The loss of existing distribution relationships or inability to access new distribution relationships;

•	A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•	The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•	Changes in our business model, operations and procedures, including our methods of distributing our proprietary products, as a result of evolving fiduciary standards;

•	The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•	A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds;

•	Our inability to reduce expenses rapidly enough to align with declines in our revenues due to various factors, including fee pressure, the level of our assets under management or our business environment;

•	Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•	Our inability to attract and retain senior executive management and other key personnel to conduct our wealth management and investment management business;

•	A failure in, or breach of, our operational or security systems or our technology infrastructure, or those of third parties on which we rely; and

•	Our inability to implement new information technology and systems, or our inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10- K for the year ended December 31, 2019 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2020. All forward-looking statements speak only as of the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.